Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. REPORTS FIRST QUARTER 2020 RESULTS

Provides Update on Initiatives Undertaken to Address the Impact of the COVID-19 Outbreak
Declares 2020 Second Quarter Dividend of $0.60 per Common Share

WYOMISSING, PA — April 30, 2020 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced financial results for the quarter ended March 31, 2020.

As a result of COVID-19 all of GLPI's tenant's properties as well as the Company's Hollywood Casino Baton Rouge and Hollywood Casino Perryville (the taxable REIT subsidiaries, or "TRS Properties") were closed in mid-March and their re-openings are subject to factors outside of the Company's control. We have collected cash rent in full for the month of April from all of our tenants other than Casino Queen with whom we are currently negotiating a deferred rent agreement.

Peter Carlino, Chairman and Chief Executive Officer of GLPI, commented, "In the face of the COVID-19 outbreak, GLPI management quickly took several prudent measures to bolster our already strong balance sheet, enhance liquidity, and provide incremental financial flexibility. Although COVID-19 has had an unprecedented impact on our tenants’ operations and the national economy at large, the future performance of our national platform of regional gaming real estate remains a critical component of state budgets across the country given their significant generation of gaming and other tax revenues and source of employment. We are well prepared for when the properties in our portfolio re-open and start the process of returning to normalized operations and believe our geographically diversified regional portfolio will play an important role in the recovery process.”

Current Updates and Measures Taken to Mitigate Impact of COVID-19 Outbreak
On April 16, 2020, the Company and certain of its subsidiaries acquired the real property associated with the Tropicana Las Vegas ("Tropicana") from Penn National Gaming, Inc. (Nasdaq: PENN) in exchange for rent credits of $307.5 million, which is expected to be applied to rent due under the parties’ existing leases for the months of May, June, July, August, October and a portion of November 2020 assuming the completion of the Morgantown transaction described below. PENN will otherwise be obligated to continue making cash rent payments to GLPI, including cash rent in April (which was received in full), September, November and December 2020. For financial reporting and debt covenant purposes, the Company anticipates including amounts of non-cash rents as earned in net income, FFO, AFFO, and Adjusted EBITDA. Simultaneous with GLPI’s acquisition of the Tropicana, the Company entered into a lease with PENN for the Tropicana with nominal annual rent and PENN will continue to operate the property for two years (subject to three one-year extensions at GLPI’s option) or until the Tropicana is sold, whichever is earlier. The lease is a triple net lease relieving the Company from carrying and other costs at the property during the lease term.

Subject to receipt of required regulatory approval, we also expect to complete the acquisition, from PENN, of the land under its gaming facility under construction in Morgantown, Pennsylvania in exchange for $30.0 million in rent credits. GLPI and PENN also intend to enter into a lease for the Morgantown land which is expected to generate $3.0 million of initial annual cash rent for GLPI.

The Company granted PENN the exclusive right until December 31, 2020 to purchase the operations of the Company's Hollywood Casino Perryville, in Perryville, Maryland, for $31.1 million, with the closing of such purchase, provided PENN exercises its option and subject to regulatory approvals, expected to occur during calendar year 2021 on a date selected by PENN with reasonable prior notice to the Company unless otherwise agreed upon by both parties. Upon closing, the Company would lease the real estate of the Perryville facility to PENN pursuant to a lease providing for initial annual rent of $7.77 million, subject to escalation provisions.

In addition, PENN, plans to exercise the next scheduled five-year renewal options under each of its two master leases with the Company. Also, the terms of the master lease covering PENN’s Hollywood Casino at Penn National Racecourse, located in Grantville, Pennsylvania, is expected to be amended to provide the Company with protection from any adverse impact on the lease escalation provisions resulting from decreased net revenues from such facility upon the openings of PENN's Category 4 facilities. Finally, the Company granted PENN the option to exercise an additional five-year renewal term at the end of the lease term for each of the two master leases subject to certain regulatory approvals.

The transactions with PENN are expected to generate incremental value both through the realization of the underlying value of the real estate in Las Vegas at a future date as well as the yield on the Morgantown lease. This series of transactions with PENN has provided GLPI with greater visibility on intermediate-term rental income through the application of non-cash rent credits while providing PENN significantly greater liquidity to transition back to normalized operations as the economy and the gaming sector re-open.

In light of the nationwide casino closures the Company does not expect any rent escalators for 2020. Our leases contain variable rent which is reset on varying schedules depending on the lease. In the aggregate, the portion of our cash rents that are variable represented approximately 16% of our 2019 full year cash rental income. Of that 16% variable rent, approximately 27% resets every five years which is associated with the PENN master lease and the Casino Queen Master Lease, 42% resets every two years and 31% resets monthly which is associated with the PENN master lease (of which approximately 47% is subject to a floor). Given the closure of all of our properties, the monthly percentage rent in the PENN Master Lease relating to our Columbus, Ohio property was immediately impacted.

The variable rent resets in the Boyd Gaming Corporation (Nasdaq: BYD) Master Lease and the Amended Pinnacle Master Lease are scheduled to reset for the two year period ended April 30, 2020. As a result, we now expect reductions of approximately $1.5 million and $5.0 million, respectively, in annual variable rent on these respective leases through April 30, 2022. In addition, the Eldorado Resorts, Inc. (Nasdaq: ERI) Master Lease and the Meadows Lease variable rent resets occur in October 2020. As such, the variable rent resets will be impacted by the duration of the casino closures as well as the properties’ post re-opening performance.

Given the uncertainty created by the nationwide spread of COVID-19 and the related efforts to contain the virus, GLPI’s focus remains on maintaining a strong balance sheet, liquidity, and financial flexibility through an indefinite period of property closures and an expected lengthy ramp up to normalized operations. As a precautionary measure, during the first quarter of 2020 we fully drew down our revolving credit facility, including borrowing just over $530.0 million to provide additional near-term liquidity despite the fact that the Company has no debt maturities until April 2021, and reflecting the Company’s March 2020 redemptions of all $215.2 million aggregate principal amount of the outstanding 4.875% Senior Notes due November 2020 and all $400.0 million aggregate principal amount of the outstanding 4.375% Senior Notes due April 2021 issued by two of the Company's wholly owned subsidiaries. Also, during the 2020 first quarter the Company reached an agreement with its credit facility lenders to allow non-cash rent to be included in its covenant calculations. GLPI comfortably met all of its debt covenant calculations at March 31, 2020. Additionally, based on continuing compliance by all of our tenants with the provisions of their leases, we do not anticipate the need for any additional covenant relief and expect to have ample liquidity.

Finally, between March 31 and April 6, 2020, the Company furloughed approximately 86% of its TRS Properties employees while continuing to fund benefits through May 31, 2020. These actions have reduced the monthly expenses in our TRS Properties to below $1 million per month.

Financial Highlights

	Three Months Ended March 31,
(in millions, except per share data)	2020 Actual	2019 Actual
Total Revenue	$283.5	$287.9
Income From Operations	$186.4	$170.8
Net Income	$96.9	$93.0
FFO (1)	$151.2	$148.7
AFFO (2)	$188.8	$183.0
Adjusted EBITDA (3)	$258.8	$258.4

Net income, per diluted common share	$0.45	$0.43
FFO, per diluted common share	$0.70	$0.69
AFFO, per diluted common share	$0.88	$0.85

(1)  FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)  AFFO is FFO, excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, amortization of land rights, straight-line rent adjustments, losses on debt extinguishment, retirement costs and goodwill and loan impairment charges, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, amortization of land rights, losses on debt extinguishment, retirement costs and goodwill and loan impairment charges.

Guidance

Given the unprecedented impact of COVID-19 on the current operating environment, the need to have a clearer understanding of the interruption to property operations and the undetermined re-opening timeline, the Company withdrew its 2020 guidance on March 23, 2020.

Dividend

On February 20, 2020, the Company’s Board of Directors declared the first quarter 2020 dividend.  Shareholders of record on March 6, 2020 received $0.70 per common share, which was paid on March 20, 2020.

On April 29, 2020, the Company's Board of Directors declared a second quarter dividend of $0.60 per share of the Company's common stock, consisting of a combination of cash and shares of the Company's common stock. The dividend will be paid on June 26, 2020, to shareholders of record on May 13, 2020. The cash component of the dividend (other than cash paid in lieu of fractional shares) will not exceed 20% in the aggregate, or $0.12 per share, with the balance, or $0.48 per share, payable in shares of the Company's common stock. The new quarterly dividend level reflects the impact of the COVID-19 closures on the Company's business and anticipates that the Company's major tenants will continue to fulfill payment of their financial obligations to the Company. Further, it is anticipated that the portion of dividends to be paid in shares will be limited to periods during which non-cash rents are realized by the Company.

The Company expects the dividend to be a taxable dividend to shareholders, regardless of whether a particular shareholder receives the dividend in the form of cash or shares. The Company reserves the right to pay future dividends entirely in cash, and the decision to issue a stock dividend will be made by the Board of Directors on a quarterly basis.

Shareholders will be asked to make an election to receive the dividend all in cash or all in shares. To the extent that more than 20% of cash is elected in the aggregate, the cash portion will be prorated. Shareholders who elect to receive the dividend in cash will receive a cash payment of at least $0.12 per share. Shareholders who do not make an election will receive 20% in cash and 80% in shares of common stock. The number of shares issued as a result of the dividend will be calculated based on the volume weighted average trading prices of the Company's common stock on the Nasdaq Stock Market prior to the dividend payment date.

An information letter and election form will be mailed to shareholders of record after the record date. Shareholders should review these documents and complete the election form in accordance with the instructions contained therein. Shareholders who hold their shares through a bank, broker or nominee, and have questions regarding the dividend election should contact such bank, broker or nominee, who will also be responsible for distributing to them the letter and election form and submitting the election form on their behalf.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of March 31, 2020, GLPI's portfolio consisted of interests in 44 gaming and related facilities, including wholly-owned and operated Hollywood Casino Baton Rouge and Hollywood Casino Perryville, which are referred to as the "TRS Properties", the real property associated with 32 gaming and related facilities operated by PENN, the real property associated with 5 gaming and related facilities operated by ERI, the real property associated with 4 gaming and related facilities operated by BYD (including one mortgaged facility) and the real property associated with the Casino Queen in East St. Louis, Illinois. These facilities are geographically diversified across 16 states and contain approximately 22.1 million square feet.

Conference Call Details

The Company will hold a conference call on May 1, 2020 at 9:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13701955
The playback can be accessed through May 8, 2020.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues
Rental income	$249,407	$247,678
Interest income from real estate loans	7,316	7,193
Total income from real estate	256,723	254,871
Gaming, food, beverage and other	26,759	32,993
Total revenues	283,482	287,864
Operating expenses
Gaming, food, beverage and other	16,503	19,022
Land rights and ground lease expense	8,078	9,249
General and administrative	15,988	17,240
Depreciation	56,563	58,578
Loan impairment charges	—	13,000
Total operating expenses	97,132	117,089
Income from operations	186,350	170,775

Other income (expenses)
Interest expense	(72,004)	(76,728)
Interest income	196	89
Losses on debt extinguishment	(17,329)	—
Total other expenses	(89,137)	(76,639)
	—	—
Income from operations before income taxes	97,213	94,136
Income tax expense	319	1,126
Net income	$96,894	$93,010

Earnings per common share:
Basic earnings per common share	$0.45	$0.43
Diluted earnings per common share	$0.45	$0.43

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	TOTAL REVENUES		ADJUSTED EBITDA
	Three Months Ended March 31,		Three Months Ended March 31,
	2020	2019	2020	2019
Real estate	$256,723	$254,871	$253,859	$250,110
GLP Holdings, LLC (TRS)	26,759	32,993	4,954	8,309
Total	$283,482	$287,864	$258,813	$258,419

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended March 31. 2020	PENN Master Lease	PENN Amended Pinnacle Master Lease	ERI Master Lease and Loan	BYD Master Lease and Mortgage	PENN - Meadows Lease	Casino Queen Lease	Total
Building base rent	$69,852	$56,800	$15,534	$18,911	$3,953	$2,275	$167,325
Land base rent	23,492	17,814	3,340	2,946	—	—	47,592
Percentage rent	20,328	7,942	3,340	2,808	2,792	1,356	38,566
Total cash rental income	$113,672	$82,556	$22,214	$24,665	$6,745	$3,631	$253,483
Straight-line rent adjustments	2,231	(6,318)	(2,895)	(2,234)	572	—	(8,644)
Ground rent in revenue	740	1,607	1,723	421	—	—	4,491
Other rental revenue	—	—	—	—	77	—	77
Total rental income	$116,643	$77,845	$21,042	$22,852	$7,394	$3,631	$249,407
Interest income from real estate loans	—	—	5,701	1,615	—	—	7,316
Total income from real estate	$116,643	$77,845	$26,743	$24,467	$7,394	$3,631	$256,723

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expense
(in thousands) (unaudited)

	Three Months Ended March 31,
	2020	2019
Real estate general and administrative expenses	$10,685	$11,578
GLP Holdings, LLC (TRS) general and administrative expenses	5,303	5,662
Total reported general and administrative expenses (1)	$15,988	$17,240

(1) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees and other administrative costs.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended March 31,
	2020	2019
Net income	$96,894	$93,010
Losses from dispositions of property	1	7
Real estate depreciation	54,279	55,675
Funds from operations	$151,174	$148,692
Straight-line rent adjustments	8,644	8,644
Other depreciation (1)	2,284	2,903
Amortization of land rights	3,020	3,090
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,770	2,891
Stock based compensation	4,235	4,325
Losses on debt extinguishment	17,329	—
Loan impairment charges	—	13,000
Capital maintenance expenditures (2)	(646)	(530)
Adjusted funds from operations	$188,810	$183,015
Interest, net	71,808	76,639
Income tax expense	319	1,126
Capital maintenance expenditures (2)	646	530
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,770)	(2,891)
Adjusted EBITDA	$258,813	$258,419

Net income, per diluted common share	$0.45	$0.43
FFO, per diluted common share	$0.70	$0.69
AFFO, per diluted common share	$0.88	$0.85

Weighted average number of common shares outstanding
Diluted	215,449,426	215,287,995

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, AFFO to Adjusted EBITDA and
Adjusted EBITDA to Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended March 31,
	2020	2019
Net income	$96,521	$90,763
Losses from dispositions of property	—	7
Real estate depreciation	54,279	55,675
Funds from operations	$150,800	$146,445
Straight-line rent adjustments	8,644	8,644
Other depreciation (1)	497	500
Amortization of land rights	3,020	3,090
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,770	2,891
Stock based compensation	4,235	4,325
Losses on debt extinguishment	17,329	—
Loan impairment charges	—	13,000
Capital maintenance expenditures (2)	(88)	(2)
Adjusted funds from operations	$187,207	$178,893
Interest, net (3)	69,207	74,038
Income tax expense	127	68
Capital maintenance expenditures (2)	88	2
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,770)	(2,891)
Adjusted EBITDA	$253,859	$250,110

	Three Months Ended March 31,
	2020	2019
Adjusted EBITDA	$253,859	$250,110
Real estate general and administrative expenses	10,685	11,578
Stock based compensation	(4,235)	(4,325)
Losses from dispositions of property	—	(7)
Cash net operating income (4)	$260,309	$257,356

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3)  Interest, net is net of intercompany interest eliminations of $2.6 million for the three months ended March 31, 2020 and 2019, respectively.

(4)   Cash net operating income is rental and other property income less cash property level expenses.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
GLP HOLDINGS, LLC (TRS)
(in thousands) (unaudited)

	Three Months Ended March 31,
	2020	2019
Net income	$373	$2,247
Losses from dispositions of property	1	—
Real estate depreciation	—	—
Funds from operations	$374	$2,247
Straight-line rent adjustments	—	—
Other depreciation (1)	1,787	2,403
Amortization of land rights	—	—
Amortization of debt issuance costs, bond premiums and original issuance discounts	—	—
Stock based compensation	—	—
Losses on debt extinguishment	—	—
Loan impairment charges	—	—
Capital maintenance expenditures (2)	(558)	(528)
Adjusted funds from operations	$1,603	$4,122
Interest, net	2,601	2,601
Income tax expense	192	1,058
Capital maintenance expenditures (2)	558	528
Amortization of debt issuance costs, bond premiums and original issuance discounts	—	—
Adjusted EBITDA	$4,954	$8,309

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

`    `Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2020	December 31, 2019

Assets
Real estate investments, net	$7,046,276	$7,100,555
Property and equipment, used in operations, net	92,443	94,080
Real estate loans	303,684	303,684
Right-of-use assets and land rights, net	835,027	838,734
Cash and cash equivalents	559,545	26,823
Prepaid expenses	4,544	4,228
Goodwill	16,067	16,067
Other intangible assets	9,577	9,577
Deferred tax assets	5,529	6,056
Other assets	26,469	34,494
Total assets	$8,899,161	$8,434,298

Liabilities
Accounts payable	$339	$1,006
Accrued expenses	5,998	6,239
Accrued interest	77,564	60,695
Accrued salaries and wages	3,154	13,821
Gaming, property, and other taxes	810	944
Lease liabilities	183,298	183,971
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	6,255,714	5,737,962
Deferred rental revenue	337,129	328,485
Deferred tax liabilities	332	279
Other liabilities	22,518	26,651
Total liabilities	6,886,856	6,360,053

Shareholders’ equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at March 31, 2020 and December 31, 2019)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 215,107,229 and 214,694,165 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively)	2,151	2,147
Additional paid-in capital	3,951,341	3,959,383
Accumulated deficit	(1,941,187)	(1,887,285)
Total shareholders’ equity	2,012,305	2,074,245
Total liabilities and shareholders’ equity	$8,899,161	$8,434,298

Debt Capitalization

The Company had $559.5 million of unrestricted cash and $6.3 billion in total debt at March 31, 2020.  The Company’s debt structure as of March 31, 2020 was as follows:

		As of March 31, 2020
	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $1,175 Million Revolver Due May 2023 (1)	3.1	2.436%	$1,174,600
Unsecured Term Loan A-1 Due April 2021 (1)	1.1	3.015%	449,000
Senior Unsecured Notes Due November 2023	3.6	5.375%	500,000
Senior Unsecured Notes Due September 2024	4.4	3.350%	400,000
Senior Unsecured Notes Due June 2025	5.2	5.250%	850,000
Senior Unsecured Notes Due April 2026	6.0	5.375%	975,000
Senior Unsecured Notes Due June 2028	8.2	5.750%	500,000
Senior Unsecured Notes Due January 2029	8.8	5.300%	750,000
Senior Unsecured Notes Due January 2030	9.8	4.000%	700,000
Finance lease liability	6.4	4.780%	958
Total long-term debt			$6,299,558
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(43,844)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			$6,255,714
Weighted average	5.6	4.381%

(1)  The rate on the term loan facility and revolver is LIBOR plus 1.50%.
(2)  Total debt net of cash totaled $5.70 billion at March 31, 2020.

Rating Agency Update - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Properties

Description	Location	Date Acquired	Tenant/Operator
PENN Master Lease (19 Properties)
Hollywood Casino Lawrenceburg	Lawrenceburg, IN	11/1/2013	PENN
Hollywood Casino Aurora	Aurora, IL	11/1/2013	PENN
Hollywood Casino Joliet	Joliet, IL	11/1/2013	PENN
Argosy Casino Alton	Alton, IL	11/1/2013	PENN
Hollywood Casino Toledo	Toledo, OH	11/1/2013	PENN
Hollywood Casino Columbus	Columbus, OH	11/1/2013	PENN
Hollywood Casino at Charles Town Races	Charles Town, WV	11/1/2013	PENN
Hollywood Casino at Penn National Race Course	Grantville, PA	11/1/2013	PENN
M Resort	Henderson, NV	11/1/2013	PENN
Hollywood Casino Bangor	Bangor, ME	11/1/2013	PENN
Zia Park Casino	Hobbs, NM	11/1/2013	PENN
Hollywood Casino Gulf Coast	Bay St. Louis, MS	11/1/2013	PENN
Argosy Casino Riverside	Riverside, MO	11/1/2013	PENN
Hollywood Casino Tunica	Tunica, MS	11/1/2013	PENN
Boomtown Biloxi	Biloxi, MS	11/1/2013	PENN
Hollywood Casino St. Louis	Maryland Heights, MO	11/1/2013	PENN
Hollywood Gaming Casino at Dayton Raceway	Dayton, OH	11/1/2013	PENN
Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH	11/1/2013	PENN
1st Jackpot Casino	Tunica, MS	5/1/2017	PENN
Amended Pinnacle Master Lease (12 Properties)
Ameristar Black Hawk	Black Hawk, CO	4/28/2016	PENN
Ameristar East Chicago	East Chicago, IN	4/28/2016	PENN
Ameristar Council Bluffs	Council Bluffs, IA	4/28/2016	PENN
L'Auberge Baton Rouge	Baton Rouge, LA	4/28/2016	PENN
Boomtown Bossier City	Bossier City, LA	4/28/2016	PENN
L'Auberge Lake Charles	Lake Charles, LA	4/28/2016	PENN
Boomtown New Orleans	New Orleans, LA	4/28/2016	PENN
Ameristar Vicksburg	Vicksburg, MS	4/28/2016	PENN
River City Casino & Hotel	St. Louis, MO	4/28/2016	PENN
Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV	4/28/2016	PENN
Plainridge Park Casino	Plainridge, MA	10/15/2018	PENN
ERI Master Lease (5 Properties)
Tropicana Atlantic City	Atlantic City, NJ	10/1/2018	ERI
Tropicana Evansville	Evansville, IN	10/1/2018	ERI
Tropicana Laughlin	Laughlin, NV	10/1/2018	ERI
Trop Casino Greenville	Greenville, MS	10/1/2018	ERI
Belle of Baton Rouge	Baton Rouge, LA	10/1/2018	ERI
BYD Master Lease (3 Properties)
Belterra Casino Resort	Florence, IN	4/28/2016	BYD
Ameristar Kansas City	Kansas City, MO	4/28/2016	BYD
Ameristar St. Charles	St. Charles, MO	4/28/2016	BYD
Single Asset Leases
The Meadows Racetrack and Casino	Washington, PA	9/9/2016	PENN
Casino Queen	East St. Louis, IL	1/23/2014	Casino Queen
Financed Property
Belterra Park Gaming & Entertainment Center	Cincinnati, OH	N/A	BYD
TRS Properties
Hollywood Casino Baton Rouge	Baton Rouge, LA	11/1/2013	GLPI
Hollywood Casino Perryville	Perryville, MD	11/1/2013	GLPI

Lease and Loan Information

	Master Leases				Single Asset Leases
	PENN Master Lease	PENN Amended Pinnacle Master Lease	ERI Master Lease	BYD Master Lease	PENN-Meadows Lease	Casino Queen Lease
Property Count	19	12	5	3	1	1
Number of States Represented	10	8	5	2	1	1
Commencement Date	11/1/2013	4/28/2016	10/1/2018	10/15/2018	9/9/2016	1/23/2014
Initial Term	15	10	15	10	10	15
Renewal Terms	20 (4x5 years)	25 (5x5 years)	20 (4x5 years)	25 (5x5 years)	19 (3x5years, 1x4 years)	20 (4x5 years)
Corporate Guarantee	Yes	Yes	Yes	No	Yes	No
Master Lease with Cross Collateralization	Yes	Yes	Yes	Yes	No	No
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.1	1.2	1.2	1.4	1.2	1.4
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	2%	2%	2%	5% (1)	2%
Coverage as of Tenants' latest Earnings Report (2)	1.93	1.77	1.96	1.94	1.97	1.28
Minimum Escalator Coverage Governor	1.8	1.8	1.2 (3)	1.8	2.0	1.8
Yearly Anniversary for Realization	November 2020	May 2020	October 2020	May 2020	October 2020	February 2020
Percentage Rent Reset Details
Reset Frequency	5 years	2 years	2 years	2 years	2 years	5 years
Next Reset	November 2023	May 2020	October 2020	May 2020	October 2020	February 2024

	Loans Receivable
	BYD (Belterra) (4)	ERI (Lumière Place) (5)
Property Count	1	1
Commencement Date	10/15/2018	10/1/2018
Current Interest Rate	11.20%	9.27%
Credit Enhancement	Guarantee from Master Lease Entity	Corporate Guarantee
(1) Meadows yearly escalator is 5% until a breakpoint when it resets to 2%.

(2) Information with respect to our tenants' rent coverage was provided by our tenants as of December 31, 2019. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to the accuracy of such information.

(3) ERI escalator governor is 1.2x for the initial 5 years and then 1.8x in subsequent years.

(4) The Belterra Park mortgage is supported by the BYD Master Lease subsidiaries and its terms are consistent with the BYD Master Lease.

(5) The ERI loan bears interest at a rate equal to (i) 9.09% until October 1, 2019 and (ii) 9.27% until its maturity. On the one-year anniversary of the ERI loan, the mortgage evidenced by a deed of trust on the Lumière Place property terminated and the loan became unsecured and will remain unsecured until its final maturity on the two-year anniversary of the closing. The parties anticipate that the ERI loan will be fully repaid on or prior to maturity by way of substitution of one or more additional ERI properties acceptable to ERI and the Company, which will be transferred to the Company and added to the ERI Master Lease.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. The Company believes FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Cash NOI is rental and other property income less cash property level expenses. Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain generally accepted accounting principles (“GAAP”) adjustments to rental revenue, such as straight-line rent adjustments and non-cash ground lease income and expense. It is management's view that Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI are non-GAAP financial measures, that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, straight-line rent adjustments, losses on debt extinguishment, retirement costs and goodwill and loan impairment charges, reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, the amortization of land rights, losses on debt extinguishment, retirement costs, and goodwill and loan impairment charges. Finally, we have defined Cash NOI as Adjusted EBITDA for the REIT excluding real estate general and administrative expenses and including stock based compensation expense and (gains) or losses from sales of property.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share, Adjusted EBITDA and Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our receipt of rent payments in future periods, the impact of future transactions and expected 2020 dividend payments. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the effect of pandemics such as COVID-19 on GLPI as a result of the impact of such pandemics on the business operations of GLPI’s tenants and their continued ability to pay rent in a timely manner or at all; GLPI’s ability to successfully consummate the announced transactions with PENN, including the ability of the parties to satisfy the various conditions to closing, including receipt of all required regulatory approvals, or other delays or impediments to completing the proposed transactions; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI's ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.
Steven T. Snyder	Joseph Jaffoni, Richard Land, James Leahy at JCIR
T: 610/378-8215	T: 212/835-8500
Email: investorinquiries@glpropinc.com	Email: glpi@jcir.com